U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : February 23, 2004

PETROGEN CORP.
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(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
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(State or other Jurisdiction as Specified in Charter)

00-25579 ----------------------------------- (Commission file number)	87-0571853 ------------------------------------------------- (I.R.S. Employer Identification No.)
3200 Southwest Freeway
Suite 3300
Houston, Texas 77027
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(Address of Principal Executive Offices)

713.402.6115
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(Issuer's telephone number)

Items 1 through 6 not applicable.

Item 7. Financial Statements and Exhibits.
  Financial Statements of Businesses Acquired.

  Not applicable.

  Pro Forma Financial Information.

  Not applicable.

  Exhibits.

  Exhibit 99.1 - Letter addressed to OTC Bulletin Board, dated February 13, 2004.

Item 8. Not applicable

Item 9. Regulation FD Disclosure

On February 23, 2004, the trading symbol for Petrogen Corp. (the "Company") was erroneously changed from PTGC to PTCGE. The "E" resulted from the Company's change in fiscal year end, which was not effectuated in the computer system of OTC Bulletin Board, despite the company's efforts to advise the OTC Bulletin Board of the change in year-end.

On January 20, 2004, the board of directors of the Company approved and authorized a change in fiscal year end from a September 30 year-end to a calendar year-end of December 31. A Report on Form 8-K was filed on January 21, 2004 with the Securities and Exchange Commission disclosing the change in fiscal year end. In order to facilitate filing compliance, the Company advised the OTC Bulletin Board via facsimile on February 13, 2004 that the Company would be filing a transitional annual report on Form 10-KSB for the period October 1, 2003 through December 31, 2003. This letter is attached as Exhibit 99.1.

The Company has been advised by NASDAQ OTC Bulletin Board that the "E" will be removed from the Company's trading symbol, effective February 24, 2004. The Company's trading symbol is "PTGC".

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: February 23, 2004	PETROGEN CORP. By: /s/ SACHA H. SPINDLER ----------------------------------------- Sacha H. Spindler Chief Executive Officer

Exhibit 99.1 Back to Form 8-K
DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO 80227
303.985.9324 (telephone)
303.988.6954 (facsimile)
email: ddalmy@earthlink.net

February 13, 2004

OTCBB Filings
OTC Bulletin Board
Quotation Service

Re: Petrogen Corp.
      Change in Fiscal Year End

Via Facsimile: 301.978.8099

To Whom It May Concern:

Please be advised that on January 20, 2004, the board of directors of Petrogen Corp., a Nevada corporation trading on the Over-The-Counter Bulletin Board under the symbol "PTGC" ("PTGC"), approved and authorized a change in fiscal year end. PTGC's fiscal year end is now December 31st. A Report on Form 8-K was filed on January 21, 2004 with the Securities and Exchange Commission disclosing the change in fiscal year end from September 30th to December 31st.

Therefore, please be advised that PTGC will not be filing a quarterly report on Form 10-QSB for first quarter ended December 31, 2003. PTGC will be filing a transitional annual report on Form 10-KSB for the period October 1, 2003 through December 31, 2003 by March 30, 2004.

If you should have any questions, please feel free to contact me.

Sincerely,

Diane D. Dalmy

Back to Form 8-K